Exhibit 5.2

April 10, 2015

Scientific Games International, Inc.

6650 S. El Camino

Las Vegas, Nevada 89118

Re:	Registration Statement on Form S-4
333-

Ladies and Gentlemen:

We have acted as Nevada counsel to each of the Nevada corporations (collectively, the “Nevada Corporate Guarantors”) and each of the Nevada limited liability companies (collectively, the “Nevada LLC Guarantors” and together with the Nevada Corporate Guarantors, the “Nevada Guarantors”) set forth on Annex I attached hereto in connection with the filing of the above-referenced Registration Statement on Form S-4 (Registration No. 333-               ) (the “Registration Statement”) by Scientific Games International, Inc. (the “Issuer”) with the Securities and Exchange Commission (the “Commission”) to register under the Securities Act of 1933, as amended (the “Securities Act”), certain 6.625% senior subordinated notes due 2021 in the aggregate principal amount of $350,000,000 (the “2021 New Notes”) and certain 10.000% senior unsecured notes due 2022 in the aggregate principal amount of $2,200,000,000 (the “2022 New Notes” and, together with the 2021 New Notes, the “New Notes”), and the guarantee of the New Notes (the “Guarantee”) by the Nevada Guarantors, in the case of the 2022 Notes, under that certain indenture dated November 21, 2014 (the “2022 Notes Indenture”) and, in the case of the 2021 Notes, under that certain indenture dated June 4, 2014 (the “2021 Notes Indenture” and, together with the 2022 Notes Indenture, the “Indentures”). Following the effectiveness of the Registration Statement, the Issuer intends to issue the New Notes in exchange for certain 6.625% Senior Subordinated Notes due 2021 in the aggregate principal amount of $350,000,000 (the “2021 Old Notes”) and certain 10.000% Senior Unsecured Notes due 2022 in the aggregate principal amount of $2,200,000,000 (the “2022 Old Notes” and, together with the 2021 Old Notes, the “Old Notes”).

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This opinion is being furnished solely for the purposes of meeting the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issue of the Notes and the Guarantees.

We have examined: (1) the Articles of Incorporation, Articles of Organization or other charter documents of each of the Nevada Guarantors, (2) the Bylaws, the Limited Liability Company Operating Agreements, or other governing documents of each of the Nevada Guarantors, (3) records of proceedings of the Board of Directors, the Managers or the Members of each of the Nevada Guarantors, or committees thereof, (4) the Old Notes, (5) the proposed form of the New Notes, (6) the Form T-1 Statement of Eligibility of Deutsche Bank Trust Company Americas filed as an exhibit to the Registration Statement, (7) the Indentures, (8) that certain purchase agreement, dated as of November 14, 2014, among SGMS Escrow Corp., a Delaware corporation that merged with and into the Issuer on the data thereof, and the representatives of the initial purchasers listed on the signature pages thereto (and, by a joinder agreement dated as of November 21, 2014, the Issuer and the guarantors listed on the signature pages thereto),  (9) that certain purchase agreement, dated as of May 20, 2014, among the Issuer and the representative of the initial purchasers listed on the signature pages thereto (and, by a joinder agreement dated as of June 4, 2014, the guarantors listed on the signature pages thereto), (10) that certain registration rights agreement and the joinder agreement thereto among the Issuer, the guarantors party thereto and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc., as representatives of the initial purchasers of the 2022 Old Notes, (11) that certain registration rights agreement and the joinder agreement thereto among the Issuer, the guarantors party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the initial purchasers of the 2021 Old Notes, and (12) the Registration Statement.  We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such other records, agreements, documents and instruments, including certificates or comparable documents of officers of the Issuer and the Nevada Guarantors and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth.

In rendering our opinion set forth below, we have assumed, without any independent verification, (1) the legal capacity of all natural persons, (2) the genuineness of all signatures, (3) the authenticity of all documents submitted to us as originals, (4) the conformity to the original documents of all documents submitted to us as conformed, facsimile, photostatic or electronic copies, (5) that the form of the New Notes will conform to that included in the Indentures, (6) the due authorization, execution and delivery of the Indentures by the trustees thereunder under the laws of its jurisdiction of incorporation or organization, (7) that all parties (other than the Nevada Guarantors) to the documents examined by us have full power and authority under the laws of their respective jurisdictions of incorporation or organization to execute, deliver and perform their obligations under such documents and under the other documents required or permitted to be delivered and performed thereunder, and (8) that the Indentures have been duly qualified under the Trust Indenture Act of 1939.

We express no opinion as to the law of any jurisdiction other than the laws of the State of Nevada.  We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules and regulations or requirements of any county, municipality or subdivision or other local authority of any jurisdiction.

The only opinion rendered by us consists of those matters set forth in the seventh paragraph hereof, and no opinion may be implied or inferred beyond the opinion expressly stated.  This opinion has been prepared for use in connection with the Registration Statement.  We undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the effective date of the Registration Statement.

Based on and subject to the foregoing, it is our opinion that the Guarantees have been duly authorized by all necessary corporate or limited liability company action of the Nevada Guarantors.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the prospectus constituting a part thereof.  In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Ballard Spahr LLP

ANNEX I

LIST OF NEVADA GUARANTORS

1.                                      Alliance Holding Company

2.                                      Bally Gaming, Inc.

3.                                      Bally Properties East, LLC

4.                                      Bally Properties West, LLC

5.                                      Bally Technologies, Inc.

6.                                      Casino Electronics, Inc.

7.                                      Compudigm Services, Inc.

8.                                      Scientific Games Distribution, LLC

9.                                      Scientific Games Productions, LLC

10.                              SG Gaming North America, Inc.

11.                               SHFL Properties, LLC

12.                               Sierra Design Group